Technology Transfer Agreement

Project name: Jindelikang Propolis and Black Ants Capsule
Transferee: Harbin Humankind Biology Technology Co. Limited (Party A)
Transferor: Beijing Jindelikang Bio-Technology Co., Ltd. (Party B)
Place of signing: Harbin City
Date of signing: October 12, 2007
Period of Validity: Long Term

Both parties negotiate and sign this agreement about transfer of ownership of Jindelikang Propolis and Black Ants Capsule (approval number: GSJZ G20040906 ).

Article I Duration, Place and Method
Party B shall provide to Party A with all ducuments of the product within 5 days of the effect date of this agreement.

Article II Know-how
The scope of transfer includes the formula and processing technique of Jindelikang Propolis and Black Ants Capsule.

Article III Scope of Using Nonpatented Technology
Party B shall not produce and sell the products without the consent of Party A and shall not transfer the fomula and processing technique of the product to other companies.

Article IV Payment
Total transfer price: RMB 350,000.

Article V Settlements to Disputes
During the period of the agreement is executed, both parties agree to solve the disputes by negotiation. If both parties do not want to solve by negotiation or can not come to a conclusion by negotiation, both parties agree to solve such problem by legal procedures.

Transferee (Party A): Harbin Humankind Biology Technology Co. Limited (Seal)
Telephone Number: 0451-88100166
Address: Jinxing Industrial Park, Songbei District, Harbin
Zip Code:
Representative: Kai Sun

Transferor (Party B): Beijing Jindelikang Bio-Technology Co., Ltd. (Seal)
Telephone Number: 15678666666
Address: Yudai Township, Daxing District, Beijing City
Zip Code:
Representative: Haiyang Yu